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                                                                     Exhibit 4.1

                               STATE OF MARYLAND

 NUMBER                                                               SHARES
SPECIMEN                                                              ------


                                 eSYLVAN, INC.

                             CLASS A COMMON STOCK
                              PAR VALUE -- $0.001


Fully Paid                                                     Non-Assessable

        THIS CERTIFIES THAT SPECIMEN is the registered holder of __________ (______) Shares of the Class A Common Stock of eSylvan, Inc., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of ____ A.D. 20__.



-------------------------------            -------------------------------
Robert Zentz, Secretary                    David Graves, President

                                   Par Value
                                    $0.001